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Exhibit 24

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned being a director or officer, or both, of SEARS HOLDINGS CORPORATION, a Delaware corporation (the "Company"), does hereby constitute and appoint AYLWIN B. LEWIS, WILLIAM C. CROWLEY and WILLIAM K. PHELAN, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file and deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereto, relating to the annual report on Form 10-K for the year ended January 28, 2006, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name in the name and on behalf of the Company or as a director or officer, or both, of the Company, as indicated below opposite his or her signature, to the annual report on Form 10-K for the year ended January 28, 2006 or any amendment or papers supplemental thereto; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has subscribed his or her name, this 14th day of March, 2006.

NAME	TITLE

/s/ EDWARD S. LAMPERT Edward S. Lampert	Chairman of the Board of Directors
/s/ ALAN J. LACY Alan J. Lacy	Vice Chairman
/s/ AYLWIN B. LEWIS Aylwin B. Lewis	Chief Executive Officer and President (Principal Executive Officer)
/s/ WILLIAM C. CROWLEY William C. Crowley	Executive Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)
/s/ WILLIAM K. PHELAN William K. Phelan	Vice President and Controller (Principal Accounting Officer)
/s/ DONALD J. CARTY Donald J. Carty	Director
/s/ JULIAN C. DAY Julian C. Day	Director
/s/ MICHAEL A. MILES Michael A. Miles	Director
/s/ STEVEN T. MNUCHIN Steven T. Mnuchin	Director

/s/ RICHARD C. PERRY Richard C. Perry	Director
/s/ ANN N. REESE Ann N. Reese	Director
/s/ THOMAS J. TISCH Thomas J. Tisch	Director

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  Exhibit 24
POWER OF ATTORNEY